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Mr. Richard Gardner                                            November 30, 2000
President & CEO
BindView Corporation
5151 San Felipe, 25th Floor
Houston, TX 77096

RE: Eric Pulaski Selling Program as Covered Under Regulation FD.

Rick,
As defined under the S.E.C. Regulation FD, the following is my selling program for the 2001 year which is subject to cancellation as described below.

TERM OF SELLING PROGRAM:
2001 year (beginning 3 days after 4q00 earnings are announced, through December 31, 2001).

TERMINATION OF SELLING PROGRAM:
1) Expiration of term as defined above.
2) In the event that the Company pre-announces a revenue/earnings shortfall.
3) Change in control of BindView as defined under BindView's Stock Option Plan.
4) Termination of Eric Pulaski's employment (Voluntary or Involuntary).

CIRCUMSTANCES UNDER WHICH STOCK WILL BE SOLD:
An order to sell 25,000 shares will be placed every Tuesday immediately following BindView's 4q00 earnings announcement. If a Tuesday of any particular week falls on a holiday, the order to sell the stock will take place on the next business day.

Additionally, this program is designed under the new S.E.C. regulations, which provides for continuous, systematic sales without respect to any trading windows. Since some stock sales will take place outside of BindView's Trading Windows, I hereby request that BindView's Board of Directors make an exception for this plan.

Thank you,

/s/ ERIC PULASKI

Eric Pulaski                         Acknowledged:  /s/ RICHARD GARDNER
Chairman and CTO                     Richard Gardner
                                     President & CEO


Cc:  D.C. Toedt, BindView
     Robert Gray, Fulbright & Jaworski
     Robert Harrell, Fulbright & Jaworski